2020 Annual Meeting of Shareholders 10:00 A.M. | September 24th, 2020 Virtual Meeting Hosted by Computershare

Welcoming Remarks Chris R. Burritt Chairman of the Board

Agenda – 2020 Annual Meeting of Shareholders Introduction of Directors, Management and Guests Conduct of the Meeting Notice and proxy Report of Inspector of Elections Meeting proposals Call for vote Management Presentation and Written Questions & Verbal Answers to Follow Results of Shareholder Vote Meeting Adjournment

Board of Directors Director Since David A. Ayoub 2012 William A. Barclay 2011 Chris R. Burritt, Chairman 1986 John P. Funiciello 2011 Adam C. Gagas 2014 George P. Joyce 2000 Melanie Littlejohn 2016 Thomas W. Schneider, President & CEO 2001 John F. Sharkey, III 2014 Lloyd “Buddy” Stemple 2005

Executive Officers Current Position Since Thomas W. Schneider President & CEO 2000 James A. Dowd, CPA Executive Vice President & Chief Operating Officer 2016 Ronald Tascarella Executive Vice President & Chief Banking Officer 2006 Calvin L. Corriders Regional President, Syracuse Market, Human Resource Director 2017 William O’Brien Senior Vice President, Chief Risk Officer & Corporate Secretary 2020 Daniel R. Phillips Senior Vice President & Chief Information Officer 2014 Walter F. Rusnak, CPA, CGMA Senior Vice President & Chief Financial Officer 2019

Independent Registered Public Accounting Firm Tamara L. Gamble, CPA Partner Bonadio & Company, LLP

Forward Looking Statements This presentation may contain the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, ”project” or similar expressions that are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties. By identifying these forward-looking statements for you in this manner, the Company is alerting you to the possibility that its actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ from those indicated in the forward-looking statements include, among others: The effects of the COVID-19 Pandemic on our financial condition and results of operations; Credit quality and the effect of credit quality on the adequacy of our allowance for loan losses; Deterioration in financial markets that may result in impairment charges relating to our securities portfolio; Competition in our primary market areas; The impact of significant government regulations, legislation and potential changes thereto; A reduction in our ability to generate or originate revenue-producing assets as a result of compliance with heightened capital standards; Increased cost of operations due to greater regulatory oversight, supervision and examination of banks and bank holding companies, and higher deposit insurance premiums; The limitation on our ability to expand consumer product and service offerings due to anticipated stricter consumer protection laws and regulations; and Other risks described herein and in the other reports and statements we file with the SEC. These risks and uncertainties should be considered in evaluating forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Business of 2020 Annual Meeting of Shareholders The Election of Three Directors William A. Barclay, for a three-year term Chris R. Burritt, for a three-year term George P. Joyce, for a one-year term The ratification of the appointment of Bonadio & Co., LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Executive Management Presentation Thomas W. Schneider, President and Chief Executive Officer

Report to Shareholders Agenda: Strategic Plan Progress COVID 19 – Impact: Compliance with safety protocols, CARES Act and Executive Orders, BCP tested and passed Strategic Plan and Results (Participation in PPP) Regional Economy Loan portfolio Allowance for Loan Losses Five and one half year results through the six months ended June 30, 2020 Stock Performance Value Metrics

Company Overview Source: S&P Global Market Intelligence; Company provided documents; Note: “2020 YTD” data as of June 30, 2020 (1) (2) (2) (3) Includes $15.4 million of convertible preferred equity Total RBC Ratio shown for Pathfinder Bank $19.6 million of net proceeds received from $20.8 million gross offering amount Excludes 125,000 in out-of-the-money warrants Branch Map Corporate Overview Originally opened as Oswego City Savings Bank in 1859; became Pathfinder Bank in 2000 Headquartered in Oswego, NY Operates 11 locations in the central New York area 10 full-service locations in the Syracuse MSA and 1 loan production office in Utica, NY In 2014, converted from MHC to 100% publicly-owned institution through “second step” transaction Single Bank Holding Company (Pathfinder Bancorp, Inc.) is 100% owner of one bank subsidiary, Pathfinder Bank (NASDAQ: PBHC) The Company began trading publicly on the NASDAQ exchange in November 1995 Castle Creek Capital was the lead investor in a $19.6 million equity offering(3) in May 2019 and currently owns a 27.4% fully-diluted position(4) ~19.4% fully-diluted insider ownership Pathfinder Bank (10) Loan Production Office (1) PBHC Financial Overview (dollars shown in thousands) 2017 2018 2019 2020 YTD Total Assets $881,257 $933,115 $1,093,807 $1,167,024 Gross Loans HFI 580,831 620,270 745,516 806,009 Total Deposits 723,603 727,060 881,893 970,593 Total / Tang. Equity 62,144 64,459 90,669 92,607 Loans / Deposits 80.3 85.3 84.5 83.0 ALLL / Total Loans 1.23 1.18 1.11 1.31 TE / TA(1) 6.5 6.4 7.9 7.6 Total RBC Ratio(2) 14.0 13.7 12.3 12.6 NPAs / Assets 0.90 0.63 0.67 0.89 NIM 2.97 3.02 2.98 2.88 Efficiency Ratio 79.0 78.5 77.6 64.4 Net Operating Expense / AA 2.13 2.15 2.08 1.55 ROAA 0.42 0.45 0.43 0.63 ROAE 5.58 6.30 5.35 7.80 11

Regional Deposit Information

- Largest bank by deposit market share in Oswego County
- Controls approximately 46% of the county's deposits
- Growing presence in Onondaga County with three locations; the newest added in November 2018 (LPO and full-service branches)



Lacona
Oswego (3)
Mexico
OSWEGO COUNTY
Fulton
Central Square
ONONDAGA COUNTY
Clay
Cicero
Syracuse
NEW YORK
Albany

Oswego, NY

2019 Rank	Institution (ST)	2019 Branches	2019 Deposits ($000s)	2019 Market Share (%)
1	**Pathfinder Bancorp Inc. (NY)**	**7**	**638,896**	**46.23%**
2	Fulton SB (NY)	4	201,893	14.61%
3	Community Bank System Inc. (NY)	4	195,433	14.14%
4	NBT Bancorp Inc. (NY)	4	147,257	10.66%
5	KeyCorp (OH)	4	139,563	10.10%
6	JPMorgan Chase & Co. (NY)	1	58,161	4.21%
7	Woodforest Financial Grp Inc. (TX)	1	759	0.05%
Total For Institutions in Market		**25**	**1,381,962**	

Onondaga, NY

2019 Rank	Institution (ST)	2019 Branches	2019 Deposits ($000s)	2019 Market Share (%)
1	M&T Bank Corp. (NY)	26	3,111,616	29.04%
2	KeyCorp (OH)	21	2,323,977	21.69%
3	Bank of America Corporation (NC)	8	1,126,353	10.51%
4	JPMorgan Chase & Co. (NY)	10	1,124,626	10.49%
5	Solvay Bank Corp. (NY)	9	804,364	7.51%
6	NBT Bancorp Inc. (NY)	12	464,174	4.33%
7	Geddes FS&LA (NY)	2	418,015	3.90%
8	Citizens Financial Group Inc. (RI)	4	331,650	3.09%
9	Berkshire Hills Bancorp Inc. (MA)	2	278,811	2.60%
10	Community Bank System Inc. (NY)	4	278,350	2.60%
11	**Pathfinder Bancorp Inc. (NY)**	**3**	**192,244**	**1.79%**
Total For Institutions In Market		**109**	**10,716,334**	

Source: S&P Global Market Intelligence
Note: Deposit data as of June 30, 2019

PathFinder BANCORP, INC.
12

Strategic Plan – 3 Year Horizon One Year Results Shifting Focus as discussed at 2019 Shareholders’ Meeting: Lower Cost of Funds Rebalance deposit mix: Non-maturity deposits Business Accounts Digital Banking/Treasury Management Control Operating Expense Reduce pressure of margin compression Enhance efficiency ratio Increase Recurring Non-Interest Income Service fees set to market Insurance and investment services revenue as key contributors

Strategic Plan – 3 Year Horizon One Year Results June 2020 June 2019 # Change % Change Non Maturity Deposits Retail Checking 14,166 14,260 (94) (1.0%) Business Checking 2,805 2,486 319 12.8% Cost of Deposits 1.20% 1.47% - (.27)% Cost of Funds 1.37% 1.66% - (.29)% Deposit Mix/Cost Color key Green – favorably impacted by Economic Downturn Yellow – unfavorably impacted by Economic Downturn

Strategic Plan – 3 Year Horizon One Year Results June 2020 June 2019 $ Change % Change Non-Interest Income Deposit Fees $659 $630 $29 4.6% Loan Fees 128 87 41 47.1% Investment Services Revenue 149 145 4 2.7% Insurance Services Revenue 522 461 61 13.2% Enhanced Fee Income Year over Year ($ in thousands)

Strategic Plan – 3 Year Horizon One Year Results June 2020 $ June 2019 $ $ Change % Change Total Operating Expense $12,003 $13,250 $(1,247) -(9.4)% Personnel 6,219 7,104 (885) (12.5)% Building & Occupancy 1,461 1,287 174 13.5% Information Technology and Electronic Delivery 1,152 1,162 (10) (0.9)% Other 3,171 3,697 (526) (14.2)% Manage Operating Expenses Year over Year ($ in thousands)

COVID-19 Response and Impact Effective response to all safety and security rules and guidelines Live test of Full Business Continuity Planning No disruption of services Full compliance with all CARES ACT, Federal and State Executive Orders, as promulgated Remote Safety and Soundness Examination (FDIC) during May 2020 Liquidity Management

COVID-19 Response and Impact Participation in CARES ACT Paycheck Protection Program (PPP) through the Small Business Administration As of June 30, 2020 ($ in thousands) As of June 30, 2020 $ Amount Total # Total PPP loans made Principal value of PPP loans made $75,298.6 697 Average PPP loan amount $100.8 N/A Forgiveness Applications to date $743.4 6 Total PPP loans made to existing customers $54,836.5 449 Total PPP loans made to new customers $20,462.1 248

COVID-19 Response and Impact Alignment with Deposit Mix Strategy As of June 30, 2020 ($ in thousands) Strategy to move new PPP customers into lasting deposit and loan relationships. Total SBA fees earned: $2.8 million Total New Checking Accounts # $ Existing Customers 327 $35,862 New Customers 107 $ 3,666

COVID-19 Response and Impact Deferred Loans: 90 days As of June 30, 2020 (in dollars) Number of Loans Total Loan Principal Monthly Payment Average Principal Residential 192 $22,172,260 $146,863 $115,480 Commercial Real Estate 166 96,481,831 936,322 337,871 Commercial & Industrial 120 25,836,005 248,895 89,814 Consumer 69 1,507,339 26,190 21,845 Total 547 $145,997,435 $1,358,270

COVID-19 Response and Impact Extended Deferred Loans Approximate as of August 31, 2020 (in dollars) Number of Loans Total Loan Principal Monthly Payment Average Principal Residential 32 $ 3,174,904 $ 19,831 $ 99,216 Commercial Real Estate 21 14,255,614 171,107 445,326 Commercial & Industrial 11 3,229,583 38,840 100,886 Consumer 12 194,447 3,636 16,204 Total 76 $20,854,548 $233,414

COVID-19 Loan Portfolio Analysis and Action Credit Portfolio Stress Tests: Top Down - Third Party CCAR Stress Scenario Capital Stress Test COVID-19 Stress Scenario Bottom Up: Internal Review and Stress Tests ALL Capacity Test Third Party Loan Review Stress Tests

COVID-19 Loan Portfolio Analysis and Action Loan Loss Provision Allowance for Loan and Lease Losses ($ in thousands) 12-31-19 06-30-20 Allowance/Total Loans 1.11% 1.31% Allowance/Total Loans, Exclusive of PPP 1.11% 1.44% Non Performing Loans/Total Loans (excluding PPP) 0.67% 1.15% Total Provision for Loan and Lease Losses $1,966 $2,213

Financial Results through June 30, 2020

Financial Results through June 30, 2020 Deposit Portfolio December 31, 2015 $490.3 Million Deposit Portfolio June 30, 2020 $970.6 Million Includes brokered deposits

Financial Results 5 years and for the six months ended June 30, 2020 ($ millions)

Financial Results 5 years and for the six months ended June 30, 2020 ($ in millions)

Net Interest Margin 5 years and for the six months ended June 30, 2020

Net Income 5 years and annualized for the six months ended June 30, 2020 ($ in thousands)

Return on Average Assets 5 years and annualized for the six months ended June 30, 2020

Return on Average Equity 5 years and annualized for the six months ended June 30, 2020

Stock Performance and Value Metrics Earnings Per Share Trends (Fully Diluted) 5 years and annualized for the six months ended June 30, 2020

Stock Performance and Value Metrics Tangible Common Equity to Tangible Assets 5 years and for the six months ended June 30, 2020

Stock Performance and Value Metrics Tangible Common Equity to Tangible Assets (1) (Non-GAAP) 5 years and for the six months ended June 30, 2020 Fully converted basis Assumes full conversion of 1,155,000 shares of convertible preferred stock are converted into common stock pursuant to the Private Placement Securities Purchase Agreement of May 2019. Excluding PPP

Stock Performance and Value Metrics Total Tangible Book Value Per Common Share 5 years and for the six months ended June 30, 2020

Questions and Discussion

Voting Results Chris R. Burritt, Chairman Inspector of Elections Report, William O’Brien

2018 Annual Meeting of Shareholders Meeting Adjourned Thank You for Attending 2020 Annual Meeting of Shareholders